Exhibit 31.3

Rule 13a-14(a)/15d-14(a) Certifications

CERTIFICATIONS

I, John P. Barnes, certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of People’s United Financial, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 30, 2021	By:	/s/ John P. Barnes
John P. Barnes
Principal Executive Officer